EXHIBIT 23.2

June 14, 1999


               Consent of Jones, Jensen & Co. Independent Auditor


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 General Consultants Stock Compensation Plan of our report dated June 23, 1998, with respect to the consolidated financial statements and schedules of Chequemate International, Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

         /s/ Jones, Jensen & Company
         ---------------------------
         Jones, Jensen & Company


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